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                                                                    Exhibit 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan and the 2000 Employee Stock Purchase Plan, of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of Centillium Communications, Inc. included in its Form S-1, effective with the Securities and Exchange Commission on May 23, 2000.


                                              /s/ ERNST & YOUNG LLP

San Jose, California
October 23, 2000